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EXHIBIT 99.1

                 SERIES D PREFERRED STOCK RESTRICTION AGREEMENT


         THIS SERIES D PREFERRED STOCK RESTRICTION AGREEMENT (this "AGREEMENT"), dated as January 5th, 2005, by and between James LLC (the "SERIES D HOLDER") and Markland Technologies, Inc., a Florida corporation (the "COMPANY"),

                                WITNESSETH THAT:

         WHEREAS, the Company desires to limit sales of its common stock, $.0001 par value per share ("COMMON STOCK"), issued upon conversion of (the "CONVERSION SHARES") the Series D Cumulative Convertible Preferred Stock, $.0001 par value per share (the "SERIES D PREFERRED STOCK" and collectively with the Conversion Shares, the "SUBJECT SECURITIES"); and

         WHEREAS, the Series D Holder desires to provide for the eventual sale of the Conversion Shares or the Series D Preferred Stock; and

         WHEREAS, both the Company and the Series D Holder agree that it is in each of their best interest to provide for an orderly disposition of the Series D Preferred Stock:

         N0W, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Series D Holder and the Company, intending to be legally bound by this Agreement, agree as follows:

         1. RESTRICTION ON SALES OF SUBJECT SECURITIES. Except as expressly provided in this Agreement or with the prior written consent of the Company, the Series D Holder will not, directly or indirectly, sell, assign, convey, mortgage, pledge, encumber, exchange, hypothecate, transfer, or otherwise dispose of ("TRANSFER") any of the Subject Securities which may now or hereafter be owned, directly or indirectly, by the Series D Holder.

         2. PERMITTED SALES. Anything in SECTION 1 to the contrary notwithstanding, commencing on March 15, 2005 the Series D Holder may sell any portion of the Conversion Shares, subject to any applicable limitations of Rule 144, in Brokers Transactions (as such term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT")), and shall be limited to the quantities during the periods set forth in the table below:

---------------------------------------   --------------------------------------
Time Period                                  Dollar Amount of Sales
---------------------------------------   --------------------------------------
June 15, 2005 to September 13, 2005          $600,000 per calendar month
                                             (pro rated for any partial month)
---------------------------------------   --------------------------------------
After September 13, 2005                     $750.000 per calendar month
                                             (pro rated for any partial month
---------------------------------------   --------------------------------------
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         3. EQUITY LINE REGISTRATION. The Company shall use its best efforts to register an equity line (the "EQUITY LINE") on the following terms and conditions:

         (a) The Company shall comply with the requirements set forth in Section
4.8 of that certain Purchase Agreement, dated September 21, 2004, between the Company and the Investors named therein, including the limitations on the use of proceeds from an equity line.

         (b) Concurrently with the execution of this Agreement, the Company shall obtain consents in accordance with SECTION 3(a) above, and shall enter into a Private Equity Credit Agreement with Brittany Capital Management Ltd. (the "INVESTOR") on usual and customary terms providing for a $10,000,000 equity line (the "EQUITY LINE AGREEMENT").

         (c) Promptly upon the execution of the Equity Line Agreement but in any event within 21 days thereafter, the Company shall file a registration statement providing for the resale by the Investor of Common Stock sold to the Investor under the Equity Line Agreement (the "REGISTRATION STATEMENT").

         (d) The Company shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing of the Registration Statement, but no later than June 15, 2005 ("REQUIRED EFFECTIVENESS DATE"). Failure to have the Registration Statement declared effective by the Required Effectiveness Date shall cause a cash penalty of $50,000 per month to be paid out to Brittany Capital Management.

         4. WARRANTS. Concurrently with the execution of this Agreement, the Company shall issue to the Series D Holder the Payment Warrants set forth in that Lock-Up Agreement dated September 13, 2004, with an amended exercise price equal to $0.60 per share of Common Stock. The Payment Warrants shall have piggy back registration rights in the Company's subsequent registration statement (other than the registration statement associated with the Equity Line in Section 3(c) above).

         4. TERMINATION. This Agreement and the obligations of the parties under it will terminate on such date as the Series D Holder no longer holds any shares of Series D Preferred Stock.

         5. AMENDMENT. This Agreement may not he amended, waived, restated, modified or assigned in any manner except by a written agreement executed by each of the parties hereto.

         6. COUNTERPARTS. This Agreement may be executed in facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

         7. ENFORCEABILITY. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining.


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provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

         8. GOVERNING LAW. The terms and provisions of this Agreement shall be construed in accordance with the laws of the State of New York, without regards to principles of conflicts of law, and the federal laws of the United States of America applicable therein.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement as of the day and year first above written.

                                             JAMES LLC


                                             BY:
                                                 -------------------------------
                                                 Name:
                                                 Title:


                                             MARKLAND TECHNOLOGIES, INC.

                                             BY: /S/ R. TARINI
                                                --------------------------------
                                                Name: R. Tarini
                                                Title: CEO


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